EXHIBIT 5.1

November 1, 2007
633 West Fifth Street, Suite 4000
Los Angeles, California 90071-2007
Tel: (213) 485-1234 Fax: (213) 891-8763
www.lw.com
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Skechers, U.S.A., Inc.
228 Manhattan Beach Boulevard
Manhattan Beach, California 90266
Re:   Registration Statement on Form S-8
Ladies and Gentlemen:
     We have acted as counsel to Skechers, U.S.A., Inc., a Delaware corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Act”), pursuant to a Registration Statement on Form S-8 (the “Registration Statement”), of up to 7,500,000 shares of Class A common stock, $0.001 par value per share, and of up to 3,000,000 shares of Class A common stock, $0.001 par value per share, pursuant to the Company’s 2007 Incentive Award Plan (the “2007 Plan”) and the Company’s 2008 Employee Stock Purchase Plan, respectively (the “2008 Plan,” and together with the 2007 Plan, the “Plans”). The shares issuable under the Plans are referred to herein as the “Shares.” This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, other than as to the validity of the Shares.
     As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters.
     We are opining herein only as to Delaware General Corporation Law, and we express no opinion with respect to any other laws.
     With respect to the 2007 Plan, when certificates representing the Shares (in the form of the specimen certificate filed as an exhibit to Form S-1/A dated May 12, 1999 (File No. 333-60065)) have been signed by an authorized officer of the transfer agent and registrar therefor, and have been issued by the Company against payment therefor (in an amount not less than par value) in the circumstances contemplated by the 2007 Plan, assuming in each case that the individual grants or awards under the 2007 Plan are duly authorized by all necessary corporate action and duly granted or awarded and exercised in accordance with the requirements of law and the 2007 Plan (and the agreements and awards duly adopted thereunder and in accordance therewith), then the issue and sale of the Shares under the 2007 Plan will have been duly authorized by all necessary corporate action of the Company, and the Shares under the 2007 Plan will be validly issued, fully paid and nonassessable.
     With respect to the 2008 Plan, when certificates representing the Shares (in the form of the specimen certificate filed as an exhibit to Form S-1/A dated May 12, 1999 (File No. 333-60065)) have been signed by an authorized officer of the transfer agent and registrar therefor, and have been issued by the Company against payment therefor (in an amount not less than par value) in the circumstances contemplated by the 2008 Plan, assuming in each case that the individual grants or awards under the 2008 Plan are duly authorized by all necessary corporate action and duly granted or awarded and exercised in accordance with the requirements of law and the 2008 Plan (and the agreements and awards duly adopted thereunder and in accordance therewith), then the issue and sale of the Shares under the 2008 Plan will have been duly authorized by all necessary corporate action of the Company, and the Shares under the 2008 Plan will be validly issued, fully paid and nonassessable.
     This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the federal securities laws. We consent to your filing this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.
Very truly yours,

/s/ LATHAM & WATKINS LLP